Exhibit 99.1

ASTROTECH REPORTS FISCAL YEAR 2021 FINANCIAL RESULTS

Austin, Texas – September 20, 2021 – Astrotech Corporation (Nasdaq: ASTC) reported its financial results for the fiscal year ended June 30, 2021.

Fiscal year 2021 represented a turning point for Astrotech Corporation. We successfully raised a total of $74.3 million in gross proceeds from equity offerings, strengthening our balance sheet and sufficiently capitalizing the company for the foreseeable future. We plan to ramp sales of our mass spectrometry instrumentation and explore other strategic opportunities to accelerate growth. The capital further provided the opportunity to engage a leading contract manufacturer, Sanmina, to manufacture our various mass spectrometry products, adding flexibility and scalability.

As the first and only mass spectrometry-based explosives trace detector (ETD) certified for air and cargo security, 1st Detect’s TRACER 1000™ continues to demonstrate why we believe mass spectrometry is the way of the future for ETDs. With its near-zero false alarms and a more reliable analysis than ion mobility spectrometry (IMS) based ETDs, cargo facilities using the TRACER 1000 are seeing fewer delays to their operations. In addition, while the downturn in air travel caused by COVID-19 caused some delays in our ramping sales in checkpoint security, on August 25, 2021, we announced that we have secured our first purchase order for the TRACER 1000 to be deployed at an international airport security checkpoint for passenger screening.

Meanwhile, AgLAB continued its development of the AgLAB-1000™ series of instruments and recently hired hemp and cannabis industry veteran and mass spectrometry expert, Joe Levinthal, as its Chief Science Officer. As an authority in distillation of hemp and cannabis products, Mr. Levinthal is leading AgLAB’s product development team and finalizing a product that is being designed to optimize yield during the hemp and cannabis oil extraction and distillation process, and thereby meaningfully increase top line revenue for hemp and cannabis oil manufacturers.

Finally, BreathTech continues to move forward in its partnership with Cleveland Clinic to develop the BreathTest-1000™ to screen for volatile organic compound (VOC) metabolites found in a person’s breath that could indicate they may have an infection, including COVID-19 or pneumonia. In April 2021, we announced that BreathTech signed an Investigator-Initiated Study Agreement with Cleveland Clinic to use the BreathTest-1000 to compare exhaled breath from individuals who have tested positive on a COVID-19 polymerase chain reaction (PCR) test against subjects who have had a negative COVID-19 PCR test. We are excited to finish our study and prospectively enter the ongoing battle against COVID-19.

“The continued development of our mass spectrometry technology has provided new and exciting opportunities,” stated Thomas B. Pickens, III, Chairman and Chief Executive Officer of Astrotech Corporation. “We now have what we believe to be the most rugged and least expensive mass spectrometer on the market that can provide an analysis comparable to laboratory instruments that are much more expensive. Further, our instruments have been designed such that a highly sophisticated operator is not required, unlike many of the other mass spectrometers on the market. We continue to look for opportunities to further exploit our technology and we welcome discussions with potential industry partners that have applications where our technology can add value.”

Financial Highlights

Management continues efforts to optimize our resources while reducing cost and adding financial flexibility.

•	During fiscal year 2021, we raised $74.3 million in gross proceeds from equity offerings, bolstering our balance sheet for future growth.
•	Commercial sales of the TRACER 1000 continued, leading to revenue of $334 thousand in fiscal year 2021. Additional purchase orders have been received.
•	In August 2021, we received our first purchase order for the TRACER-1000 to be deployed at an airport security checkpoint.
•	We engaged with a leading contract manufacturer, Sanmina, to manufacture all of our products.
•

We optimized our real estate footprint, now that we have outsourced manufacturing, by consolidating our operations in Austin, Texas, leading to an estimated $2.1 million in savings over the life of our new lease, which terminates in 2024.

About Astrotech

Astrotech (NASDAQ: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About AgLAB-1000™ and BreathTest-1000™

This press release contains information about our new products under development, AgLAB-1000 and BreathTest-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	June 30,
	2021	2020
Revenue	$334	$488
Cost of revenue	298	449
Gross profit	36	39
Operating expenses:
Selling, general and administrative	4,741	4,716
Research and development	2,692	3,437
Disposal of corporate lease	513	—
Total operating expenses	7,946	8,153
Loss from operations	(7,910)	(8,114)
Interest and other (expense), net	(235)	(197)
Gain on extinguishment of debt - PPP loan	542	—
Loss from operations before income taxes	(7,603)	(8,311)
Income tax benefit	—	—
Net loss	$(7,603)	$(8,311)
Weighted average common shares outstanding:
Basic and diluted	21,984	6,346
Basic and diluted net loss per common share:	$(0.35)	$(1.31)
Other comprehensive loss, net of tax:
Net loss	$(7,603)	$(8,311)
Available-for-sale securities
Net unrealized losses, net of zero tax expense	(23)	—
Total comprehensive loss	$(7,626)	$(8,311)

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share data)

	June 30,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$35,936	$3,349
Short-term investments	27,351	—
Accounts receivable	5	101
Inventory, net:
Raw materials	1,056	416
Work-in-process	147	38
Finished goods	297	222
Income tax receivable	—	429
Prepaid expenses and other current assets	318	117
Total current assets	65,110	4,672
Property and equipment, net	263	99
Assets held for disposal, net	—	237
Operating leases, right-of-use asset, net	249	851
Other assets, net	11	71
Total assets	$65,633	$5,930
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$396	$239
Payroll related accruals	344	433
Accrued expenses and other liabilities	888	627
Income tax payable	2	2
Term note payable - related party	2,500	2,500
Term note payable	—	210
Lease liabilities, current	81	339
Total current liabilities	4,211	4,350
Term note payable, net of current portion	—	332
Lease liabilities, non-current	215	623
Total liabilities	4,426	5,305
Commitments and contingencies (Note 14)
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at June 30, 2021 and 2020, respectively	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized at June 30, 2021 and 2020; 49,450,558 and 8,250,286 shares issued at June 30, 2021 and 2020, respectively; 49,450,558 and 7,850,362 shares outstanding at June 30, 2021 and 2020, respectively	190,641	190,599
Treasury stock, no shares and 399,916 shares at cost at June 30, 2021 and 2020, respectively	—	(4,129)
Additional paid-in capital	77,971	13,934
Accumulated deficit	(207,382)	(199,779)
Accumulated other comprehensive loss	(23)	—
Total stockholders’ equity	61,207	625
Total liabilities and stockholders’ equity	$65,633	$5,930